UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.1)
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COMTECH TELECOMMUNICATIONS CORP. (Name of Registrant as Specified In Its Charter) —————————————————————————————— (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Supplement to the Proxy Statement of
Comtech Telecommunications Corp.
For the Fiscal 2014 Annual Meeting of Stockholders
To be Held on January 9, 2015

December 23, 2014
Explanatory Note
This supplement (this “Supplement”) is being filed today with the Securities and Exchange Commission (the “SEC”) and contains important information that supplements and amends the definitive proxy statement of Comtech Telecommunications Corp. (“we” or the “Company”) filed with the SEC on November 26, 2014 (the “Proxy Statement”) in connection with our fiscal 2014 annual meeting of stockholders (the “Annual Meeting”), including any adjournment or postponement thereof.
THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION REGARDING THE ANNUAL MEETING, AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT IN ITS ENTIRETY.
The purpose of this Supplement is to update the Proxy Statement by providing stockholders information relating to the appointment of Dr. Stanton D. Sloane as Chief Executive Officer (“CEO”) and President of the Company and the transition of Fred Kornberg, our current CEO, to Executive Chairman of the Company. Dr. Sloane has been nominated by our Board of Directors for election at the Annual Meeting to serve as a member of the Company’s Board of Directors for a term expiring at the Company’s first annual meeting following the end of its 2017 fiscal year. Mr. Kornberg is an incumbent Director whose term of office expires at the 2016 Annual Meeting of Stockholders of the Company.
Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.
Supplemental Information
Appointment of Stanton D. Sloane as Chief Executive Officer
On December 22, 2014, the Company and Stanton D. Sloane, a nominee for re-election to the Board of Directors of the Company at the Annual Meeting, entered into an employment agreement to serve as CEO beginning on a date to be agreed upon by Dr. Sloane and the Chairman of the Board, but in no event later than February 1, 2015. The agreement, which is for a term of three years (subject to earlier termination under certain circumstances), provides for compensation on a basis consistent with the Company’s executive compensation policy of setting total direct compensation targets. The agreement provides for a base salary at the annual rate of not less than $575,000, for the 2015 fiscal year, a guaranteed cash bonus award of $375,000, options to purchase shares of the Company’s common stock on terms (including vesting) consistent with the Company’s usual practices and having a grant date Black-Scholes value of $187,500, and restricted stock units (“RSUs”) having a grant date value of $187,500, all of which RSUs are subject to vesting, and two-thirds of which are also subject to the financial performance conditions applicable to the Company’s other executives. In addition, Dr. Sloane’s agreement provides for a one-time sign-on award consisting of options to purchase 125,000 shares of the Company’s Common Stock on terms (including vesting) consistent with the Company’s usual practices; payment or reimbursement for the cost (up to $8,000 per month) of reasonable corporate housing or lodging expenses for a temporary residence in the vicinity of the Company’s corporate headquarters in Melville, New York; and reimbursement for up to $60,000 of relocation expenses if Dr. Sloane relocates to the vicinity of the Company’s corporate headquarters within the first two years of his employment with the Company. The agreement is not subject to automatic extension upon expiration.
The Company may terminate the agreement and Dr. Sloane’s employment due to his disability (as defined), for cause (as defined), or without cause. Dr. Sloane may terminate the agreement and his employment either for a Company material breach of the agreement that remains uncured for sixty days, or voluntarily on sixty days notice to the Company. In the event Dr. Sloane’s agreement and employment terminates due to death or disability, is terminated by the Company for cause, or is voluntarily terminated by Dr. Sloane, Dr. Sloane shall be entitled to unpaid base salary through the date of termination, reimbursement for unreimbursed business expenses and housing expenses incurred through the date of termination, payment for accrued but unused vacation time, and all other entitlements under the Company’s plans and programs (collectively, “Accrued Benefits”). In the event Dr. Sloane’s agreement and employment is terminated by the Company without cause or by Dr. Sloane due to the Company’s material breach, Dr. Sloane shall be entitled to the Accrued Benefits, continued payment of his base salary for a period of twelve months, an amount equal to Dr. Sloane’s non-equity incentive compensation for the full fiscal year in which the termination occurs as if he had remained employed for the complete fiscal year, and payments for continued health care coverage for six months after termination.

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In the event Dr. Sloane’s employment agreement expires without being renewed, Dr. Sloane shall be entitled to the Accrued Benefits, a prorated portion of his non-equity incentive compensation for the full fiscal year in which the agreement expires, as if he had remained employed for the complete fiscal year, and payments for continued health care coverage for six months after termination.
Dr. Sloane’s employment agreement also provides for post-employment covenants prohibiting, during the first twelve months following his termination of employment for any reason (the “Restrictive Period”), his employment, or solicitation for employment, of employees of the Company, and his performance of services for any of the competitor entities identified in the agreement, and post-employment covenants prohibiting at any time his disparagement of the Company, or the affiliates, officers, director or employees of any of them, or the use or disclosure of the Company’s confidential information.
The Company and Dr. Sloane have also entered into a change-in-control agreement in the same form as the Company’s change-in-control agreements with its named executive officers, other than Mr. Kornberg, which may require payments in the event of a change-in-control of the Company. The agreement includes “double-trigger” change-in-control provisions and does not provide for any tax “gross-up” entitlements. The form of agreement is described further in the Proxy Statement in the section entitled “Summary and Table of Potential Payments Upon Termination or Following a Change-in-Control.”
Upon the commencement of his services to the Company as CEO and President, Dr. Sloane, assuming he is re-elected to the Board of Directors of the Company at the Annual Meeting, will resign as a member of the Board’s Audit Committee and as a member of its Executive Compensation Committee. Dr. Sloane has not participated in the Executive Compensation Committee’s deliberations concerning either his employment arrangements with the Company or those of Mr. Kornberg.

Appointment of Fred Kornberg as Executive Chairman of the Board
Also on December 22, 2014, the Company and Fred Kornberg entered into a Fifth Amended and Restated Employment Agreement (the “New Kornberg Agreement”) which restates Mr. Kornberg’s current agreement with the Company and amends the current agreement to provide that, effective upon the commencement of Dr. Sloane’s employment with the Company, (1) Mr. Kornberg shall serve until the first anniversary of such date as the Executive Chairman of the Board of Directors of the Company, and (2) is relinquishing his positions as CEO and President; after such first anniversary, and for the balance of the contract employment period, which ends on July 31, 2017, unless Mr. Kornberg and the Board of Directors of the Company agree otherwise in writing, Mr. Kornberg shall cease to be the Executive Chairman of the Board of Directors of the Company, and his sole responsibility thereafter shall be to consult with and advise the CEO and other senior members of management of the Company as reasonably requested by the CEO from time to time. Mr. Kornberg’s employment agreement (other than the foregoing amendments) is described further in the Proxy Statement in the section entitled “Compensation Discussion and Analysis-Other Policies and Practices Related to Our Compensation Program for Named Executive Officers (“NEOs”)-Employment Agreements and Change-in-Control Practices.”

No Change in Board Recommendation
There is no change in the Board’s recommendation to stockholders of the Company set forth in the Proxy Statement that they vote FOR the election of Ira S. Kaplan and Stanton D. Sloane to our Board of Directors at the Annual Meeting.

Stockholder Voting
No changes are being made to the proxy card for the Annual Meeting; therefore, if you have already submitted a proxy card or otherwise provided voting instructions, you do not need to complete an additional proxy card or otherwise submit new voting instructions unless you wish to change your vote or your voting instructions. If you have already submitted a completed proxy card or otherwise provided voting instructions but wish to change your vote or your voting instructions, you may revoke your prior proxy card or change your voting instructions by following the instructions in the Proxy Statement and, for example, submitting a new properly executed proxy card or voting instruction form or submitting a new proxy or voting instructions by telephone or via the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Fiscal 2014
Annual Meeting of Stockholders to be Held on January 9, 2015.

Our Proxy Statement and Fiscal 2014 Annual Report are available at:
www.proxyvote.com  and www.comtechtel.com

Your vote is extremely important. If you have any questions or require any assistance voting your shares, please contact Comtech’s proxy solicitor:
Innisfree M&A Incorporated
Stockholders May Call Toll-Free: (888) 750-5834
Banks and Brokers May Call Collect: (212) 750-5833

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